Exhibit 10.4

AMENDMENT NUMBER FOUR
TO THE
TELEPHONE AND DATA SYSTEMS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), has heretofore adopted and maintains for the benefit of eligible employees of the Company and certain subsidiaries of the Company a supplemental executive retirement plan designated the “Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan” (the “Plan”);
WHEREAS, the Plan was most recently amended and restated, effective as of January 1, 2009, and subsequently amended by Amendments Number One, Two and Three thereto; and
WHEREAS, the Company desires to further amend the Plan to modify the investment to be utilized to measure the assumed rate of earnings for Plan accounts, in light of the discontinuance of the investment previously utilized to measure such rate of earnings.
NOW, THEREFORE, pursuant to the power of amendment contained in Section 6.1 of the Plan, the first sentence of Section 2.3 of the Plan hereby is amended, effective as of December 31, 2024 (to apply to earnings to be credited during 2025 and thereafter), to read as follows:
For bookkeeping purposes only, the account established for each Participant pursuant to Section 2.2 shall be adjusted as of the last day of each calendar quarter (each such date, an “Adjustment Date”) until the Participant’s account has been distributed in its entirety to reflect (i) any distributions made to the Participant (or his or her Beneficiary) pursuant to Section 3; (ii) any forfeiture of the account, or a portion thereof, pursuant to Section 3.1(b); and (iii) an assumed rate of earnings equal to one-fourth of the annual yield on the Bloomberg Baa Corporate Total Return Index Value Unhedged USD (or such other investment determined by the Committee from time to time) for the last trading date of the immediately preceding Plan Year as quoted by Standard & Poors.

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IN WITNESS WHEREOF, the Company has caused this Amendment Number Four to be executed by its duly authorized officers this 11th day of March, 2025.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ Walter C. D. Carlson
Chief Executive Officer, Chief Financial
Officer or Senior Vice President Human Resources

By:	/s/ John Greene
Chief Executive Officer, Chief Financial
Officer or Senior Vice President Human Resources